UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 25, 2012

INNERWORKINGS, INC.

(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	000-52170 (Commission File Number)	20-5997364 (I.R.S. Employer Identification No.)
	600 West Chicago Avenue Suite 850 Chicago, Illinois (Address of principal executive offices)	60654 (Zip Code)
(312) 642-3700 (Registrant’s telephone number, including area code)
N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b) (d) On October 26, 2012, InnerWorkings, Inc. (the “Company”) issued a press release announcing that, effective October 25, 2012, Julie M. Howard, 49, was appointed to the Company’s Board of Directors. Ms. Howard is the Chief Executive Officer and a director of Navigant Consulting, Inc. In connection with Ms. Howard’s appointment, she was granted 4,585 shares of restricted common stock of the Company, which will vest on June 14, 2013. Ms. Howard’s committee assignments have not yet been determined.

On October 26, 2012, the Company also announced that Eric P. Lefkofsky resigned from the Company’s Board of Directors, effective October 25, 2012. Mr. Lefkofsky submitted his resignation in coordination with the appointment of Ms. Howard to the Board of Directors to devote more time to his early stage technology venture fund. There are no disagreements between Mr. Lefkofsky and the Company on any matter relating to the Company’s operations, policies or practices.

A copy of the press release announcing the appointment of Ms. Howard and the resignation of Mr. Lefkofsky from the Company’s Board of Directors is attached hereto as Exhibit 99.1.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits:

Exhibit No.
99.1	Press Release dated October 26, 2012.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INNERWORKINGS, INC.

Dated: October 30, 2012	By:	/s/	Joseph M. Busky
	Name:		Joseph M. Busky
	Title:		Chief Financial Officer

Exhibit Index

Exhibit No.	Description
99.1	Press Release dated October 26, 2012.